Exhibit 10.49

FIRST AMENDED AND RESTATED

MANAGEMENT SECURITYHOLDERS ADDENDUM

LUXCO SECURITIES PLAN

This First Amended and Restated Management Securityholders Addendum (this “Addendum”) is incorporated in and made a part of the Sensata Investment Company S.C.A. First Amended and Restated 2006 Management Securities Plan (the “Plan”). Upon the issuance of any Securities under the Plan, each Participant shall, without any action by such Participant, automatically become bound by the terms hereof with respect to the Securities issued to such Participant. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Plan.

1.	Definitions. For purposes of this Addendum, the following terms shall have the following meanings:

“Addendum” shall have the meaning set forth in the Preface.

“Approved Sale” shall have the meaning set forth in Section 3(b).

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Management Securityholder” shall mean any Participant and any other holder of Participant Securities, in either case so long as they hold any Participant Securities.

“Participating Sellers”, with respect to Section 3(a), shall have the meaning set forth in Sections 3(a)(ii) and, with respect to Section 3(b), shall mean any Management Securityholder that is Transferring Participant Securities in an Approved Sale.

“Participant Securities” means any Restricted Securities issued to or held by a Management Securityholder. For all purposes of the Plan (including this Addendum), Participant Securities will continue to be Participant Securities in the hands of any holder (including any Permitted Transferee), and each such holder of Participant Securities will succeed to all the rights and obligations attributable to such Person as a Management Securityholder hereunder with respect to such Participant Securities, until such time as such Participant Securities cease to be considered Participant Securities pursuant to the express terms of Section 2(b) of this Addendum.

“Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants.

“Piggyback Registration” shall have the meaning set forth in Section 4(a).

“Plan” shall have the meaning set forth in the Preface.

“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire securities in a Sale under Section 3(a) or Section 3(b).

“Public Offering” shall mean a public offering and sale of Securities for cash pursuant to an effective registration statement under the Securities Act or the securities laws of any country other than the United States.

“Registrable Securities” shall mean (i) any Security issued to or otherwise acquired by any Management Securityholder, including, without limitation, upon conversion of CPECs into Ordinary Shares, and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause (i) by way of security dividend or security split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when they have been (x) effectively registered under the securities laws of the United States or any other country and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall mean Bain or CCMP Capital Asia, together with Affiliates thereof.

“Tag Along Deadline” shall have the meaning set forth in Section 3(a)(ii).

“Tag Along Holder” shall have the meaning set forth in Section 3(a)(i).

“Tag Along Notice” shall have the meaning set forth in Section 3(a)(i).

“Tag Along Offer” shall have the meaning set forth in Section 3(a)(ii).

2.	Transfer Restrictions.

(a)	General Transfer Restrictions. Each Management Securityholder understands and agrees that any Participant Securities issued to or held by such Management Securityholder on the date hereof have not been registered under the federal and state securities laws of the United States or the securities laws of any other country. No Management Securityholder shall Transfer any such Participant Securities (or solicit any offers in respect of any Transfer of such Participant Securities), except in compliance with the federal and state securities laws of the United States and the securities laws of any other country, as applicable, and any restrictions on Transfer contained in the Plan (including this Addendum).

(b)	Allowed Transfers. Until the expiration of the provisions of this Section 2, no Management Securityholder shall Transfer any of such Management Securityholder’s Participant Securities to any other Person except as follows:

(i)	Permitted Transferees. A Management Securityholder may Transfer Participant Securities to Permitted Transferees. As part of any such Transfer, the Permitted Transferee shall execute such documents as the Company may reasonably require, which documents shall provide that the Permitted Transferee (A) remains bound by the applicable Plan and the applicable Award Agreement in the same manner as the Participant, and (B) is bound by all of the terms and conditions of, and entitled to rights under, this Addendum.

(ii)	Participation in Drag Along and Tag-Along; Calls.

(A)	Drag-Along. A Management Securityholder may Transfer such Management Securityholder’s Participant Securities to the extent required pursuant to Section 3(b).

(B)	Tag-Along. A Participating Seller may Transfer Participant Securities pursuant to and in accordance with the provisions of Section 3(a).

(C)	Calls. A Management Securityholder may Transfer Participant Securities pursuant to the terms of the call provisions set forth in Article VI of the Plan or in any Award Agreement pursuant to which such Participant Securities were issued.

Participant Securities Transferred pursuant to this Section 2(b)(ii) shall conclusively be deemed thereafter not to be Participant Securities under this Addendum.

(iii)	Public Transfers. A Management Securityholder may Transfer Participant Securities (a) in a Public Offering pursuant to Section 4 below or (b) from and after the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business (provided that the Management Securityholders shall agree to lock-up periods in connection with registered Public Offerings as requested by the managing underwriters). Participant Securities Transferred pursuant to this Section 2(b)(iii) shall conclusively be deemed thereafter not to be Participant Securities under this Addendum.

(c)	Impermissible Transfer. Any attempted Transfer of Participant Securities not permitted under the terms of this Section 2 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

(d)	Notice of Transfer. To the extent any Management Securityholder shall Transfer any Participant Securities pursuant to Sections 2(b)(i) or 2(b)(iii), such Management Securityholder shall, within three (3) Business Days following consummation of such Transfer, deliver notice thereof to the Company, which shall then deliver notice to the Sponsors.

(e)	Period. Each of the foregoing provisions of this Section 2 shall expire upon a Change in Control.

3.	“Tag Along” and “Drag Along” Rights.

(a)	“Tag Along” Rights. In connection with any Sale by the Sponsors of any Securities to any Person (other than a Public Sale or any Sale between or among the Sponsors, their Affiliates, or any employee of the Company or any of its Subsidiaries):

(i)	Notice. The Company shall, prior to any such proposed Sale, deliver a written notice (the “Tag Along Notice”) to each Management Securityholder (each, a “Tag Along Holder”), specifying the principal terms and conditions of the Sale (including the number of Securities of each class of Securities to be Sold in such Sale).

(ii)	Exercise. Each Tag Along Holder may elect to participate in the Transfer by delivering written notice (the “Tag Along Offer”) within 15 days after the date of delivery of the Tag Along Notice to such Tag Along Holder (such date, the “Tag Along Deadline”) (each Tag Along Holder so electing, a “Participating Seller”). Each Tag Along Holder who does not make a Tag Along Offer prior to the Tag Along Deadline shall be deemed to have waived all of such holder’s rights to participate in such Sale.

(iii)	Number of Participant Securities Sold. Each Participating Seller will have the right to include in the Sale, on the same terms and conditions (subject to Section 3(c)(i)) with respect to each Security Sold as the proposing Sponsor, a number of Participant Securities of each class of Securities to be Sold in such Sale equal to the product of (A) the number of such class of Securities to be Sold in the contemplated Sale, times (B) the quotient obtained by dividing the number of such class of Securities owned by such Participating Seller by the aggregate number of such class of Securities owned by such Participating Seller and any other Persons participating in such Sale (including the proposing Sponsor and any other Participating Sellers).

(iv)	Rule 144(k) Eligibility. Notwithstanding anything to the contrary herein, following the Initial Public Offering and once a public market exists for Participant Securities, upon becoming eligible to sell all of his or her Participant Securities pursuant to Rule 144 of the Securities Act (other than pursuant to paragraph (k) of Rule 144), a Tag Along Holder shall no longer be eligible to exercise any rights provided by this Section 3(a).

(v)	Company Action. The Company shall take action to prohibit any Transfer of Securities triggering rights under this Section 3(a) if a Participant is not permitted to exercise his or her rights under this Section 3(a).

(b)	“Drag Along” Rights. If the Board approves a Change in Control (an “Approved Sale”), each Management Securityholder hereby agrees, if and to the extent requested by the Board, to Sell any or all of such Management Securityholder’s Participant Securities in such Approved Sale on the terms and conditions approved by the Board (in the same relative percentage as sold by the Sponsors).

(i)	Management Securityholder Actions. Each Management Securityholder will take all necessary or desirable actions in connection with the consummation of any Approved Sale (including, if such Approved Sale is structured as a merger or consolidation, waiving any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation).

(ii)	Conditions. The obligations of the Management Securityholders with respect to an Approved Sale are subject to the satisfaction of the following condition: upon the consummation of the Approved Sale, each Management Securityholder will receive the same form and amount of consideration per Security as received by the Sponsors for the corresponding class of Securities, or if any Sponsor is given an option as to the form and amount of consideration to be received in respect of Securities of any class, all Management Securityholders holding Securities of such class will be given the same option.

(c)	Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 3(a) or 3(b) applies:

(i)	Certain Legal Requirements. In the event the consideration to be paid in exchange for Securities in a proposed Sale pursuant to Section 3(a) or Section 3(b) includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale or (B) the provision to any Participating Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Sale, then such Participating Seller shall not have the right to Sell Securities in such proposed Sale, and the Sponsors proposing such Sale (in the case of Section 3(a)) or the Board (in the case of Section 3(b)), as applicable, shall (x) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (y) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu of the issuance of such securities, against surrender of the Securities which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such securities as of the date such securities would have been issued in exchange for such Securities.

(ii)	PECs. The consideration payable in respect of PECs in any Sale under this Section 3 may be adjusted among such securities solely to the extent necessary to reflect any differing amounts of yield accrued thereon or unreturned original cost thereof under the Company’s articles of association and the terms of the PECs.

(iii)	Further Assurances. Each Participating Seller shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 3(a) or Section 3(b) and any related transactions, including, without limitation, (A) executing, acknowledging, and delivering consents, assignments, waivers and other documents or instruments, (B) furnishing information and copies of documents, (C) filing applications, reports, returns, filings, and other documents or instruments with governmental authorities, and (D) otherwise cooperating with the Sponsor proposing such Sale or the Board (as applicable) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Sponsor proposing such Sale or the Board (as applicable) to which other sellers will also be party, including, without limitation, agreements to (A)(1) make individual representations, warranties, covenants, and other agreements as to the unencumbered title to its Participant Securities and the power, authority and legal right to Transfer such Participant Securities, the absence of any adverse claims with respect to such Participant Securities and the non-contravention of other agreements and (2) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (but with respect to its own Securities) as the other sellers, and (B) be liable (whether by purchase price adjustment, indemnity payments, or otherwise) on a pro rata basis with all other sellers in respect of representations, warranties, covenants, and agreements in respect of the Company and its subsidiaries.

(iv)

Sale Process. The Sponsor proposing such Sale, in the case of a proposed Sale pursuant to Section 3(a), or the Board, in the case of a proposed Sale pursuant to Section 3(b), shall, in its sole discretion, decide whether or not to pursue, consummate, postpone, or abandon any proposed Sale and the terms and conditions thereof. If any proposed Sale is postponed, abandoned, or not consummated, then the Sponsors or the Board, as applicable, shall comply with the provisions of this Section 3 with respect to any such postponed or subsequent proposed Sale. No securityholder of the Company nor any Affiliate of any such securityholder shall have any liability to any Management Securityholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.

(v)	Expenses. Each Participating Seller will bear its pro rata share (based on the number of securities sold) of the costs of any Sale pursuant to Section 3(a) or Section 3(b) to the extent such costs are incurred for the benefit of all holders of Securities and are not otherwise paid by the Company or the acquiring party. Any costs incurred by or on behalf of any Participating Sellers on their own behalf will not be considered costs of the Sale hereunder, and will be borne by such Participating Seller(s).

(d)	Period. The provisions of Section 3(a) shall expire upon the Initial Public Offering. The provisions of Section 3(b) shall expire upon a Change in Control.

4.	Registration Rights.

(a)	Right to Piggyback. Whenever the Company proposes to conduct an underwritten registration of any of its securities under the Securities Act or the securities laws of any country other than the United States (other than (i) in an Initial Public Offering or (ii) in connection with registration on Form S-4 or Form S-8 or any successor or similar form in the United States or any other country) and the Company is including in such registration any of its securities held by the Luxco or the Sponsors and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 4(b), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice.

(b)	Priority on Registrations. In any underwritten registration, if the managing underwriters advise the Company that in their opinion the number of Registrable Securities, or the total number of securities of the Company, requested or proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration the Registrable Securities, and the other securities of the Company, that in the opinion of the managing underwriters can be sold without adversely affecting the marketability of such offering, as follows: (i) first, if the registration is a primary offering on behalf of the Company, the securities the Company proposes to sell, (ii) second, any securities of the Company requested to be included in such registration by holders that have a contractual right to include securities in such registration prior to the holders of Registrable Securities, (iii) third, the Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each such holder.

(c)	Further Assurances. Each holder of Registrable Securities will take all necessary or desirable action in connection with the consummation of any Piggyback Registration, including, without limitation, (i) agreeing to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Board, (ii) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, (iii) providing in writing such information and affidavits concerning the holder of Registrable Securities as reasonably requested by the Board in connection with any registration statement or prospectus relating to such offering, and (iv) taking or causing to be taken all such customary and reasonable actions in connection with the consummation of such registration as are requested by the Sponsors, including, without limitation, executing, acknowledging, and delivering consents, assignments, waivers, and other documents or instruments, furnishing information and copies of documents, and filing applications, reports, returns, filings, and other documents or instruments with governmental authorities; provided that (A) no holder of Registrable Securities shall be liable in respect of the registration statement filed in connection with such offering for amounts in excess of the net proceeds received by such holder in such offering, (B) no holder of Registrable Securities shall be required to provide any indemnity for any information contained in the registration statement filed in connection with such offering, except for written materials provided by such holder for the express inclusion in such registration statement, and (C) each holder of Registrable Securities will receive customary indemnities from the Company for liabilities in respect of the registration statement, other than to the extent related to the written materials provided by such holder.

(d)	Expenses. All expenses incident to the Company’s registration of Securities in any Piggyback Registration, including all registration, qualification, filing, and listing fees, fees and expenses of compliance with applicable securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company, will be paid by the Company in respect of each Piggyback Registration, whether or not it becomes effective, including that the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed. In addition, the Company will pay, and reimburse the Management Securityholders covered by such registration for payment of, the reasonable fees and disbursements of one counsel chosen by the Management Securityholders incurred in connection with any Piggyback Registration, whether or not it becomes effective.

5.	Legends.

(a)	Restrictive Legend. Each certificate representing Participant Securities shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE 2006 MANAGEMENT SECURITIES PURCHASE PLAN OF SENSATA INVESTMENT COMPANY S.C.A. (THE “PLAN”), INCLUDING THE MANAGEMENT SECURITYHOLDERS ADDENDUM ATTACHED THERETO AND MADE A PART THEREOF. A COPY OF THE PLAN WILL BE FURNISHED WITHOUT CHARGE BY SENSATA TECHNOLOGIES HOLDING B.V. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Any Person who acquires Participant Securities which cease to be subject to the terms of the Plan (including this Addendum) shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Participant Securities.

(b)	Securities Act Legend. Each certificate representing Participant Securities issued by the Company shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE FEDERAL AND STATE SECURITIES LAWS OF THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER COUNTRY. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH APPLICABLE SECURITIES LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”

(c)	Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Management Securityholder’s Participant Securities until the conditions specified in the foregoing legends and the applicable Plan (including this Addendum) are satisfied.

(d)

Termination of the Securities Act Legend. The requirement imposed by Section 5(b) shall cease and terminate as to any particular Management Securityholder’s Participant Securities (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the securities laws of the United States and the securities laws of any other country or (ii) when such Participant Securities have been effectively registered under any applicable securities laws of the United States or any other country or transferred pursuant to Rule 144 under the Securities Act. Wherever (x) such requirement shall cease and terminate as to any Management Securityholder’s Participant Securities or (y) such Participant Securities shall be transferable under paragraph (k) of Rule 144 under the Securities Act, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 5(b).

6.	Notices. Notices required or permitted under this Addendum shall be made in the manner specified in the Plan.

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